Exhibit 28(h)(ii)(B)

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, dated as of March 31, 2015, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between BNY Mellon Investment Servicing (US) Inc. and FundVantage Trust.

FUNDS

Boston Advisors Broad Allocation Strategy Fund
Cutwater Municipal Bond Inflation Protection Fund
Cutwater High Yield Fund
Cutwater Multi-Sector Inflation Protection Fund
Cutwater Investment Grade Bond Fund
Lateef Fund
WHV International Equity Fund
Pemberwick Fund
Private Capital Management Value Fund
Estabrook Value Fund
Estabrook Investment Grade Fixed Income Fund
Pacific Capital Tax-Free Securities Fund
Pacific Capital Tax-Free Short Intermediate Securities Fund
DuPont Capital Emerging Markets Fund
Polen Growth Fund
Montibus Small Cap Growth Fund
EIC Value Fund
DuPont Capital Emerging Markets Debt Fund
Gotham Absolute Return Fund
Gotham Enhanced Return Fund
Gotham Neutral Fund
Quality Dividend Fund
WHV/Seizert Small Cap Value Equity Fund
Sirios Focus Fund
Bradesco Latin American Hard Currency Bond Fund
Bradesco Latin American Equity Fund

Mount Lucas U.S. Focused Equity Fund
SkyBridge Dividend Value Fund
WHV/EAM Emerging Markets Small Cap Equity Fund
WHV/EAM International Small Cap Equity Fund
Gotham Absolute 500 Fund
Polen Capital Global Growth Fund
WHV/Acuity Tactical Credit Long/Short Fund
Gotham Enhanced 500 Fund
Gotham Total Return Fund (effective on or about March30, 2015)
Gotham Index Plus Fund (effective on or about March 30, 2015)
WHV/Rivington Global Equity Fund (effective on or about June 23, 2015)
WHV/Rivington International Equity Fund (effective on or about June 23, 2015)

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT
SERVICING (US) INC.

		By:	/s/ Dorothy R. McKeown
		Name:	Dorothy R. McKeown
		Title:	Managing Director
		Date:	3/27/15

FUNDVANTAGE TRUST

By:	/s/James G. Shaw
Name:	James G. Shaw
Title:	CFO/Treasurer
Date:	3/30/2015